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                                                                    EXHIBIT 11.1

                      SMURFIT-STONE CONTAINER CORPORATION
                       CALCULATION OF PER SHARE EARNINGS
                      (In millions, except per share data)


                                                                             Three months ended
                                                                                  March 31,
                                                                         --------------------------
                                                                             2000            1999
                                                                         ------------     ---------
Income (loss) from continuing operations                                 $         40     $     (92)
Discontinued operations                                                                           4
                                                                         ------------     ---------
Net income (loss)                                                        $         40     $     (88)
                                                                         ============     =========

Weighted average shares outstanding
    for basic earnings per share                                                  218           215

Effect of diluted securities
    Employee stock options                                                          3
                                                                         ------------     ---------

Weighted average shares outstanding
    for diluted earnings                                                          221           215
                                                                         ============     =========

Basic per share amounts:

Income (loss) from continuing operations                                 $        .18     $    (.43)
Discontinued operations                                                                         .02
                                                                         ------------     ---------

Net income (loss)                                                        $        .18     $    (.41)
                                                                         ============     =========

Diluted per share amounts:

Income (loss) from continuing operations                                 $        .18     $    (.43)
Discontinued operations                                                                         .02
                                                                         ------------     ---------

Net income (loss)                                                        $        .18     $    (.41)
                                                                         ============     =========
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